PROSPECTUS Dated March 26, 1998                   Pricing Supplement No. 17 to
PROSPECTUS SUPPLEMENT                     Registration Statement No. 333-46935
Dated April 6, 1998                                         Dated May 14, 1998
                                                                Rule 424(b)(3)
                               LIT 5,000,000,000
                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES E
                          EQUITY LINKED NOTES DUE 2002
                            ------------------------
               The Equity Linked Notes due 2002 (the "Notes" ) are Medium-Term Notes, Series D of Morgan Stanley Dean Witter & Co. (the "Company" ), as further described herein and in the Prospectus Supplement under "Description of Notes--Fixed Rate Notes" and "--Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices." The Notes are being issued in minimum denominations of Italian lire ("LIT") 50,000,000 and will mature on June 3, 2002 (the "Maturity Date"). The Issue Price of each Note will be LIT 50,000,000 (100% of the principal amount) (the "Issue Price"), and there will be no payments of interest prior to the maturity of the Notes.

               The Notes will not be redeemable by the Company in whole or in part prior to the Maturity Date other than under the circumstances described under "Description of Notes--Tax Redemption" in the accompanying Prospectus Supplement. The Notes will be issued only in bearer form, which form is further described under "Description of Notes--Forms, Denominations, Exchange and Transfer" in the accompanying Prospectus Supplement. Notes in bearer form will not be exchangeable at any time for Notes in registered form.

               On the Maturity Date, the holder of each Note will receive (i) the par amount of such Note (LIT 50,000,000) ("Par") plus (ii) an amount (the "Supplemental Redemption Amount") based on the percentage increase, if any, in the value of a basket of indices that includes the S&P 500 Composite Stock Price Index (the "S&P 500 Index"), as calculated by Standard & Poor's ("S&P"), a division of the McGraw-Hill Companies, Inc., the MIB 30 Index, as calculated by the Consiglio di Borsa (the "Italian Stock Exchange Council"), and the Nikkei Stock Average (the "Nikkei 225 Index") published by Nihon Keizai Shimbun, Inc. ("NKS") (together, the "Underlying Indices" and each an "Underlying Index").

               The Supplemental Redemption Amount payable with respect to each Note at maturity will equal the product of (i) the par amount of such Note and
(ii) the greater of (x) 6% and (y) 90% of the Basket Change Percentage. The Basket Change Percentage will be the sum of (A) 1/3 times the S&P 500 Index Change Percentage, (B) 1/3 times the MIB 30 Index Change Percentage and (C) 1/3 times the Nikkei 225 Index Change Percentage. The S&P 500 Index Change Percentage is the amount (positive or negative) by which the Final Average Value of the S&P 500 Index differs from the Initial Value of the S&P 500 Index, expressed as a percentage of such Initial Value. The MIB 30 Index Change Percentage is the amount (positive or negative) by which the Final Average Value of the MIB 30 Index differs from the Initial Value of the MIB 30 Index, expressed as a percentage of such Initial Value. The Nikkei 225 Index Change Percentage is the amount (positive or negative) by which the Final Average Value of the Nikkei 225 Index differs from the Initial Value of the Nikkei 225 Index, expressed as a percentage of such Initial Value. The Initial Value of each Underlying Index will equal the arithmetic average of the closing values of such Underlying Index on each of the Initial Index Dates (as defined herein) with respect to such Underlying Index. The Final Average Value of each Underlying Index will equal the arithmetic average of the closing values of such Underlying Index on the thirtieth day of each March, June, September and December, commencing June 30, 1998, and ending March 30, 2002 (the "Determination Dates"), except in the case of certain Market Disruption Events.

               Due to the method of calculation, the Notes will not be subject to currency risk related to fluctuations in the Italian lire value of the S&P 500 Index, which is quoted in U.S. Dollars, or the Nikkei 225 Index, which is quoted in Japanese Yen.

               For information as to the calculation of the Supplemental Redemption Amount and certain tax consequences to beneficial owners of the Notes, see "Supplemental Redemption Amount," "Final Average Value," "Determination Dates" and "United States Federal Taxation" in this Pricing Supplement.

               The Company will cause the "Supplemental Redemption Amount" to be determined by Morgan Stanley & Co. International Limited (the "Calculation Agent") for The Chase Manhattan Bank, as Trustee under the Senior Debt Indenture.

       An investment in the Notes entails risks not associated with similar investments in a conventional debt security, as described under "Risk Factors" on PS-6 through PS-8 herein.

                           MORGAN STANLEY DEAN WITTER



CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES OR THE INDIVIDUAL STOCKS UNDERLYING THE S&P 500 INDEX, THE MIB 30 INDEX AND/OR THE NIKKEI 225 INDEX. SPECIFICALLY, THE AGENT MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE NOTES OR INDIVIDUAL STOCKS UNDERLYING THE S&P 500 INDEX, THE MIB 30 INDEX AND/OR THE NIKKEI 225 INDEX IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "USE OF PROCEEDS AND HEDGING."

Capitalized terms not defined herein have the meanings given to such terms in the accompanying Prospectus Supplement.

Principal Amount.......................    LIT 5,000,000,000

Maturity Date..........................    June 3, 2002.

Interest Rate..........................    There will be no periodic payments of
                                           interest. See "Supplemental
                                           Redemption Amount."

Specified Currency......................   Italian lire ("LIT")

Price to Public..........................  100%

Settlement Date (Original Issue Date)....  June 3, 1998

Common Code..............................  8751803

ISIN.....................................  XS0087518030

Senior Note or Subordinated
    Note.................................  Senior

Minimum Denominations....................  LIT 50,000,000

Agent....................................  Morgan Stanley & Co. International
                                           Limited

Trustee..................................  The Chase Manhattan Bank

Maturity Redemption Amount...............  On the Maturity Date, the holder of each Note will receive (i) the par
                                           amount of such Note LIT 50,000,000
                                           ("Par") plus (ii) the Supplemental
                                           Redemption Amount.

Supplemental Redemption Amount...........  The Supplemental Redemption Amount
                                           payable with respect to each Note at
                                           maturity will be an amount equal to
                                           the product of (i) the par amount of
                                           such Note and (ii) the greater of (x)
                                           6% and (y) 90% of the Basket Change
                                           Percentage.  The Supplemental
                                           Redemption Amount is described by the
                                           following formula:



                             1/3   (Final Average Value of the S&P 500 Index - Initial Value of the S&P 500 Index)
                                   -------------------------------------------------------------------------------
                                                       Initial Value of the S&P 500 Index

PAR x  MAX      6%, 90% x    + 1/3 (Final Average Value of the MIB 30 Index - Initial Value of the MIB 30 Index)
                                   -----------------------------------------------------------------------------
                                                        Initial Value of the MIB 30 Index

                             + 1/3 (Final Average Value of the Nikkei 225 Index - Initial Value of the Nikkei 225 Index)
                                   -------------------------------------------------------------------------------------
                                                      Initial Value of the Nikkei 225 Index


                                           The Company will cause the
                                           Calculation Agent to provide written
                                           notice to the Trustee at its New York
                                           office, on which notice the Trustee
                                           may conclusively rely, of the
                                           Supplemental Redemption Amount, on or
                                           prior to 11:00 a.m. on the Business
                                           Day preceding the Maturity Date.  See
                                           "Discontinuance of Underlying
                                           Indices; Adjustments to Underlying
                                           Indices" below.

                                           All percentages resulting from any
                                           calculation with respect to the Notes
                                           will be rounded to the nearest one
                                           hundred-thousandth of a percentage
                                           point, with five one-millionths of a
                                           percentage point rounded upwards
                                           (e.g., 9.876545% (or .9876545) would
                                           be rounded to 9.87655% (or .987655)),
                                           and all lira amounts used in or
                                           resulting from such calculation will
                                           be rounded to the nearest lira with
                                           one-half lira being rounded upwards.

Basket Change Percentage:................  The sum of (A)  1/3 times the S&P 500
                                           Index Change Percentage, (B) 1/3
                                           times the MIB 30 Index Change
                                           Percentage and (C)  1/3 times the
                                           Nikkei 225 Index Change Percentage.

S&P 500 Index Change Percentage:.........  The amount (positive or negative) by which (A) the Final Average Value of
                                           the S&P 500 Index differs from (B)
                                           the Initial Value of the S&P 500
                                           Index, expressed as a percentage of
                                           such Initial Value.

MIB 30 Index Change Percentage:..........  The amount (positive or negative) by which (A) the Final Average Value of
                                           the MIB 30 Index differs from (B) the
                                           Initial Value of the MIB 30 Index,
                                           expressed as a percentage of such
                                           Initial Value.

Nikkei 225 Index Change Percentage:......  The amount (positive or negative) by which (A) the Final Average Value of
                                           the Nikkei 225 Index differs from (B)
                                           the Initial Value of the Nikkei 225
                                           Index, expressed as a percentage of
                                           such Initial Value.

Initial Value:...........................  With respect to any Underlying Index, the Initial Value will equal the
                                           arithmetic average of the Index
                                           Closing Values of such Underlying
                                           Index on each of the Initial Index
                                           Dates with respect to such Underlying
                                           Index.

Initial Index Dates......................  The "Initial Index Dates" are
                                           (i) June 2, 1998; and (ii)
                                           June 3, 1998, unless there is a
                                           Market Disruption Event on
                                           either such date.  If a Market
                                           Disruption Event with respect to
                                           an Underlying Index occurs on
                                           either June 2 or June 3, 1998,
                                           then the next succeeding Trading
                                           Day during which no Market
                                           Disruption Event will have
                                           occurred with respect to such
                                           Underlying Index shall be an
                                           Initial Index Date in lieu of
                                           such date; provided that if a
                                           Market Disruption Event, with
                                           respect to such Underlying
                                           Index, has occured on each of
                                           the five Trading Days
                                           immediately succeeding June 2 or
                                           June 3, 1998, as the case may
                                           be, then (i) such fifth
                                           succeeding Trading Day will be
                                           deemed to be an Initial Index
                                           Date for such Underlying Index,
                                           notwithstanding the occurrence
                                           of a Market Disruption Event on
                                           such day and (ii) with respect
                                           to any such fifth Trading Day on
                                           which a Market Disruption Event
                                           occurs, the Calculation Agent
                                           will determine the value of the
                                           disrupted Underlying Index on
                                           such fifth Trading Day in
                                           accordance with the formula for
                                           and method of calculating the
                                           disrupted Underlying Index last
                                           in effect prior to the
                                           commencement of the Market
                                           Disruption Event, using the
                                           closing price (or, if trading in
                                           the relevant securities has been
                                           materially suspended or
                                           materially limited, its good
                                           faith estimate of the closing
                                           price that would have prevailed
                                           but for such suspension or
                                           limitation) on such Trading Day
                                           of each security most recently
                                           comprising the disrupted
                                           Underlying Index.

Final Average Value:.....................  With respect to any Underlying Index, the Final Average Value will be the
                                           arithmetic average of the Index
                                           Closing Values of such Underlying
                                           Index on each of the Determination
                                           Dates, as determined by the
                                           Calculation Agent.

Index Closing Value......................  The Index Closing Value of any
                                           Underlying Index, as of (i) an
                                           Initial Index Date or (ii) any
                                           Determination Date, will equal the
                                           closing value of such Underlying
                                           Index or any Successor Index (as
                                           defined below) at the regular
                                           official weekday close of trading on
                                           such Initial Index Date or
                                           Determination Date.  See
                                           "Discontinuance of the Underlying
                                           Indices; Adjustments to Underlying
                                           Indices."

                                           References herein to any Underlying
                                           Index will be deemed to include any
                                           Successor Index to such Underlying
                                           Index, unless the context requires
                                           otherwise.

Underlying Index.........................  Any of the indices listed in the first column of the table below
                                           (which are further described herein)
                                           or any replacement index as may be
                                           chosen by the Determination Agent as
                                           provided under "Discontinuance of
                                           Underlying Indices; Adjustments to
                                           Underlying Indices." Each such index
                                           shall herein be referred to by the
                                           term in the second column.

 Underlying           Name                Primary              Underlying
   Index          Used Herein            Exchange            Index Publisher
 ----------       ------------      -------------------      ---------------
S&P 500           SP 500 Index      The New York             Standard &
Composite                           Stock Exchange           Poor's
Stock Price                         ("NYSE")
Index

MIB 30 Index      MIB 30 Index      Consiglio di Borsa       The Italian
                                    (the "Italian Stock      Stock
                                    Exchange Council")       Exchange
                                                             Council

Nikkei Stock      Nikkei 225        Nihon Keizai             NKS
Average           Index             Shimbun, Inc.
                                    ("NKS")


Exchange.................................  Any of the primary exchanges listed in the third column of the table
                                           above or their successors.

Underlying Index Publisher...............  Any of the publishers listed in the fourth column of the table above or
                                           their successors.

Trading Day..............................  With respect to each Underlying
                                           Index, a day on which trading is
                                           generally conducted (i) on the
                                           Exchange of such Underlying Index and
                                           (ii) on any exchange on which futures
                                           or options contracts related to such
                                           Underlying Index are traded, other
                                           than a day on which trading on such
                                           Exchange is scheduled to close prior
                                           to its regular weekday closing time,
                                           as determined by the Calculation
                                           Agent.

Determination Dates......................  The Determination Dates will be the thirtieth day of each March, June,
                                           September and December, commencing
                                           June 30, 1998 and ending March 30,
                                           2002, and, if any such date is not a
                                           Trading Day with respect to any
                                           Underlying Index, the Determination
                                           Date with respect to such Underlying
                                           Index shall be the next succeeding
                                           Trading Day, unless there is a Market
                                           Disruption Event on any such Trading
                                           Day.  If a Market Disruption Event,
                                           with respect to any Underlying Index,
                                           occurs on any such Trading Day, such
                                           Determination Date for the disrupted
                                           Underlying Index will be the
                                           immediately succeeding Trading Day
                                           during which no Market Disruption
                                           Event, related to such Underlying
                                           Index, will have occurred; provided
                                           that if a Market Disruption Event,
                                           with respect to such Underlying
                                           Index, has occurred on each of the
                                           five Trading Days immediately
                                           succeeding any of the scheduled
                                           Determination Dates, then (i) such
                                           fifth succeeding Trading Day will be
                                           deemed to be the relevant
                                           Determination Date for such
                                           Underlying Index, notwithstanding the
                                           occurrence of a Market Disruption
                                           Event on such day and (ii) with
                                           respect to any such fifth Trading Day
                                           on which a Market Disruption Event
                                           occurs, the Calculation Agent will
                                           determine the value of the disrupted
                                           Underlying Index on such fifth
                                           Trading Day in accordance with the
                                           formula for and method of calculating
                                           the disrupted Underlying Index last
                                           in effect prior to the commencement
                                           of the Market Disruption Event, using
                                           the closing price (or, if trading in
                                           the relevant securities has been
                                           materially suspended or materially
                                           limited, its good faith estimate of
                                           the closing price that would have
                                           prevailed but for such suspension or
                                           limitation) on such Trading Day of
                                           each security most recently
                                           comprising the disrupted Underlying
                                           Index.

Acceleration of the Notes................  In case an Event of Default with respect to any Notes shall have
                                           occurred and be continuing, the
                                           amount declared due and payable upon
                                           any acceleration of the Notes will be
                                           determined by the Calculation Agent
                                           and will be equal to the par amount
                                           plus the Supplemental Redemption
                                           Amount determined as though each of
                                           the Determination Dates scheduled to
                                           occur on or after such date of
                                           acceleration were the date of
                                           acceleration.

Market Disruption Event:.................  With respect to any Underlying Index,
                                           "Market Disruption Event" means the
                                           occurrence or existence of either of
                                           the following events on a
                                           Determination Date or on an Initial
                                           Index Date as determined by the
                                           Calculation Agent:

                                                (i) a suspension, material
                                                limitation or absence of trading
                                                on the relevant Exchange of
                                                stocks then constituting 20% or
                                                more, by weight, of such
                                                Underlying Index (or the
                                                relevant Successor Index) for
                                                more than two hours of trading
                                                or during the one-half hour
                                                period preceding the close of
                                                trading on such Exchange; or

                                                (ii) the suspension or material
                                                limitation on any major
                                                securities market of trading in
                                                futures or options contracts
                                                related to such Underlying Index
                                                (or the relevant Successor
                                                Index) for more than two hours
                                                of trading or during the
                                                one-half hour period preceding
                                                the close of trading on such
                                                market.

                                           For the purpose of determining
                                           whether a Market Disruption Event
                                           exists at any time, if trading in a
                                           security included in any Underlying
                                           Index is materially suspended or
                                           materially limited at that time, then
                                           the relevant percentage contribution
                                           of that security to the level of such
                                           Underlying Index shall be based on a
                                           comparison of (x) the portion of the
                                           level of such Underlying Index
                                           attributable to that security
                                           relative to (y) the overall level of
                                           such Underlying Index, in each case
                                           immediately before that suspension or
                                           limitation.

Calculation Agent........................  Morgan Stanley & Co. International
                                           Limited ("MSIL")

                                           All determinations made by the
                                           Calculation Agent will be at the sole
                                           discretion of the Calculation Agent
                                           and will, in the absence of manifest
                                           error, be conclusive for all purposes
                                           and binding on the Company and
                                           holders of the Notes.

                                           Because the Calculation Agent is an
                                           affiliate of the Company, potential
                                           conflicts of interest may exist
                                           between the Calculation Agent and the
                                           holders of the Notes, including with
                                           respect to certain determinations and
                                           judgments that the Calculation Agent
                                           must make in determining the Final
                                           Average Values or whether a Market
                                           Disruption Event has occurred.  See
                                           "Discontinuance of Underlying
                                           Indices; Adjustments to Underlying
                                           Indices" below and "Market Disruption
                                           Event" above. MSIL is required to
                                           maintain policies and procedures
                                           regarding the handling and use of
                                           confidential proprietary information,
                                           and such policies and procedures will
                                           be in effect throughout the term of
                                           the Notes to restrict the use of
                                           information relating to the
                                           calculation of the Final Average
                                           Value of an Underlying Index that the
                                           Calculation Agent may be required to
                                           make prior to its dissemination.
                                           MSIL is obligated to carry out its
                                           duties and functions as Calculation
                                           Agent in good faith and using its
                                           reasonable judgment.

Risk Factors:............................  An investment in the Notes entails significant risks not associated with
                                           similar investments in a conventional
                                           debt security including the
                                           following.

                                           Because the Final Average Value of
                                           each Underlying Index will be based
                                           upon an average of closing values for
                                           each such Underlying Index on
                                           specified days (the Determination
                                           Dates), a significant increase in any
                                           Underlying Index as measured on the
                                           final Determination Date, or on any
                                           earlier Determination Date, may be
                                           substantially or entirely offset by
                                           the values of such Underlying Index
                                           on other Determination Dates.

                                           Neither the S&P 500 Index, the MIB 30
                                           Index nor the Nikkei 225 Index
                                           reflects the payment of dividends on
                                           the stocks underlying it and
                                           therefore the yield to maturity of
                                           the Notes based on the S&P 500 Index,
                                           the MIB 30 Index and the Nikkei 225
                                           Index will not produce the same yield
                                           as if such underlying stocks were
                                           purchased and held for a similar
                                           period. Furthermore, an investment in
                                           the underlying stocks would, unlike
                                           the calculation of the Supplemental
                                           Redemption Percentage with respect to
                                           the Notes, be affected by any
                                           fluctuations in the exchange rate
                                           between the U.S. Dollars, or Japanese
                                           Yen, as the case may be, and the
                                           Italian lire.

                                           There can be no assurance as to how
                                           the Notes will trade in the secondary
                                           market or whether such market will be
                                           liquid or illiquid.  It is expected
                                           that the secondary market value for
                                           the Notes will be affected by the
                                           creditworthiness of the Company and
                                           by a number of factors, including,
                                           but not limited to, the volatility of
                                           each Underlying Index, dividend rates
                                           on the stocks comprising each
                                           Underlying Index, the time remaining
                                           to the Determination Dates and to the
                                           maturity of the Notes and market
                                           interest rates in the United States,
                                           Italy and Japan.  In addition, the
                                           Final Average Value of each
                                           Underlying Index depends on a number
                                           of interrelated factors, including
                                           economic, financial and political
                                           events, over which the Company has no
                                           control. The historical experiences
                                           of the Underlying Indices should not
                                           be taken as an indication of their
                                           future performances during the term
                                           of any Note.

                                           The underlying stocks that constitute
                                           the S&P 500 Index, the MIB 30 Index
                                           and the Nikkei 225 Index have been
                                           issued by companies in the United
                                           States, Italy and Japan. Investments
                                           in securities indexed to the value of
                                           such country's equity securities
                                           involve certain risks associated with
                                           the securities market in such
                                           country, including the risks of
                                           volatility in such markets,
                                           government intervention in such
                                           markets, cross-shareholdings in
                                           companies in certain countries, legal
                                           requirements concerning public
                                           information about companies in
                                           European countries that are less
                                           exhaustive than similar requirements
                                           concerning companies that file
                                           reports with the United States
                                           Securities and Exchange Commission
                                           (the "SEC") and accounting and
                                           financial standards that differ from
                                           country to country and from those
                                           applicable to companies in the United
                                           States.

                                           Securities prices in each country are
                                           subject to political, economic,
                                           financial and social factors in that
                                           country that could negatively affect
                                           securities markets in such country.
                                           Moreover, the economies in such
                                           countries may differ favorably or
                                           unfavorably from economies in the
                                           United States in such respects as
                                           growth of gross national product,
                                           rate of inflation, capital
                                           reinvestment, resources and
                                           self-sufficiency.

                                           The historical values of an
                                           Underlying Index should not be taken
                                           as an indication of the future
                                           performance of such Underlying Index
                                           during the term of the Notes.  While
                                           the trading prices of the stocks
                                           comprising an Underlying Index will
                                           determine the value of such
                                           Underlying Index, it is impossible to
                                           predict whether the value of such
                                           Underlying Index will fall or rise.
                                           Trading prices of the stocks
                                           comprising an Underlying Index will
                                           be influenced by both the complex and
                                           interrelated political, economic,
                                           financial and other factors that can
                                           affect the capital markets generally
                                           and the equity trading markets on
                                           which the such stocks are traded, and
                                           by various circumstances that can
                                           influence the values of stocks in a
                                           specific market segment or of a
                                           particular stock.

                                           The policies of an Underlying Index
                                           Publisher concerning additions,
                                           deletions and substitutions of the
                                           stocks comprising an Underlying Index
                                           and the manner in which an Underlying
                                           Index Publisher takes account of
                                           certain changes affecting such
                                           underlying stocks may affect the
                                           value of such Underlying Index.  The
                                           policies of an Underlying Index
                                           Publisher with respect to the
                                           calculation of an Underlying Index
                                           could also affect the value of such
                                           Underlying Index.  An Underlying
                                           Index Publisher may discontinue or
                                           suspend calculation or dissemination
                                           of an Underlying Index.  Any such
                                           actions could affect the value of the
                                           Notes.  See "Underlying Indices" and
                                           "Discontinuance of Underlying
                                           Indices; Adjustments to Underlying
                                           Indices" below.

                                           Because the Calculation Agent is an
                                           affiliate of the Company, potential
                                           conflicts of interest may exist
                                           between the Calculation Agent and the
                                           holders of the Notes, including with
                                           respect to certain  determinations
                                           and judgments that the Calculation
                                           Agent must make in determining the
                                           Final Average Value of an Underlying
                                           Index or whether a Market Disruption
                                           Event has occurred.  See
                                           "Discontinuance of Underlying
                                           Indices; Adjustments to Underlying
                                           Indices" below and "Market Disruption
                                           Event" above.

                                           It is suggested that prospective
                                           investors who consider purchasing the
                                           Notes should reach an investment
                                           decision only after carefully
                                           considering the suitability of the
                                           Notes in light of their particular
                                           circumstances.

                                           Investors should also consider the
                                           tax consequences of investing in the
                                           Notes.  See "United States Federal
                                           Taxation" below.

Underlying Indices.......................  All information regarding the S&P 500
                                           Index, the MIB 30 Index and the
                                           Nikkei 225 Index set forth herein,
                                           including, without limitation, its
                                           make-up, method of calculation and
                                           changes in its components, has been
                                           derived from publicly available
                                           information.  Such information
                                           reflects the policies of, and are
                                           subject to change by, the respective
                                           publishers of the Underlying Indices.
                                           None of the publishers has any
                                           obligation to continue to publish,
                                           and may discontinue publication of,
                                           its respective Underlying Index.

                                           The Company or its affiliates may
                                           presently or from time to time engage
                                           in business with any of the
                                           publishers, owners, founders or
                                           creators of any of the Underlying
                                           Indices or any of their successors or
                                           one or more of the issuers of the
                                           component stocks of any of the
                                           Underlying Indices, including
                                           extending loans to, making equity
                                           investments in or providing advisory
                                           services, including merger and
                                           acquisition advisory services, to any
                                           of such publishers, their successors,
                                           founders or creators or to any of
                                           such issuers.  In the course of such
                                           business with issuers, the Company or
                                           its affiliates may acquire non-public
                                           information with respect to such
                                           issuers.  The Company may also act as
                                           market maker for the common stocks of
                                           such issuers. The Company does not
                                           make any representation to any
                                           purchaser of Notes with respect to
                                           any matters whatsoever relating to
                                           any of such publishers, their
                                           successors, founders or creators or
                                           to any of such issuers.  Any
                                           prospective purchaser of Notes should
                                           undertake an independent
                                           investigation of the issuers of the
                                           component stocks of the Underlying
                                           Indices and with respect to the
                                           competency of their respective
                                           publishers to formulate and calculate
                                           the applicable Index as in its
                                           judgment is appropriate to make an
                                           informed decision with respect to an
                                           investment in the Notes.  The
                                           composition of the Underlying Indices
                                           does not reflect any investment or
                                           sell recommendations of the Company
                                           or its affiliates.

                                           S&P 500 Index

                                           The S&P 500 Index is published by S&P
                                           and is intended to provide a
                                           performance benchmark for the U.S.
                                           equity markets.  The calculation of
                                           the value of the S&P 500 Index
                                           (discussed below in further detail)
                                           is based on the relative value of the
                                           aggregate Market Value (as defined
                                           below) of the common stocks of 500
                                           companies (the "Component Stocks") as
                                           of a particular time as compared to
                                           the aggregate average Market Value of
                                           the common stocks of 500 similar
                                           companies during the base period of
                                           the years 1941 through 1943. The
                                           "Market Value" of any Component Stock
                                           is the product of the market price
                                           per share and the number of the then
                                           outstanding shares of such Component
                                           Stock.  The 500 companies are not the
                                           500 largest companies listed on the
                                           NYSE and not all 500 companies are
                                           listed on such exchange.  S&P chooses
                                           companies for inclusion in the S&P
                                           500 Index with an aim of achieving a
                                           distribution by broad industry
                                           groupings that approximates the
                                           distribution of these groupings in
                                           the common stock population of the
                                           U.S. equity market.  S&P may from
                                           time to time, in its sole discretion,
                                           add companies to, or delete companies
                                           from, the S&P 500 Index to achieve
                                           the objectives stated above.
                                           Relevant criteria employed by S&P
                                           include the viability of the
                                           particular company, the extent to
                                           which that company represents the
                                           industry group to which it is
                                           assigned, the extent to which the
                                           company's common stock is widely-held
                                           and the Market Value and trading
                                           activity of the common stock of that
                                           company.

                                           The S&P 500 Index is calculated using
                                           a base-weighted aggregate
                                           methodology: the level of the Index
                                           reflects the total Market Value of
                                           all 500 Component Stocks relative to
                                           the S&P 500 Index's base period of
                                           1941-43 (the "Base Period").

                                           An indexed number is used to
                                           represent the results of this
                                           calculation in order to make the
                                           value easier to work with and track
                                           over time.

                                           The actual total Market Value of the
                                           Component Stocks during the Base
                                           Period has been set equal to an
                                           indexed value of 10. This is often
                                           indicated by the notation 1941-43=10.
                                           In practice, the daily calculation of
                                           the S&P 500 Index is computed by
                                           dividing the total Market Value of
                                           the Component Stocks by a number
                                           called the Index Divisor.  By itself,
                                           the Index Divisor is an arbitrary
                                           number.  However, in the context of
                                           the calculation of the S&P 500 Index,
                                           it is the only link to the original
                                           base period value of the Index.  The
                                           Index Divisor keeps the Index
                                           comparable over time and is the
                                           manipulation point for all
                                           adjustments to the S&P 500 Index
                                           ("Index Maintenance").

                                           Index Maintenance includes monitoring
                                           and completing the adjustments for
                                           company additions and deletions,
                                           share changes, stock splits, stock
                                           dividends, and stock price
                                           adjustments due to company
                                           restructurings or spinoffs.

                                           To prevent the value of the Index
                                           from changing due to corporate
                                           actions, all corporate actions which
                                           affect the total Market Value of the
                                           Index require an Index Divisor
                                           adjustment.  By adjusting the Index
                                           Divisor for the change in total
                                           Market Value, the value of the S&P
                                           500 Index remains constant.  This
                                           helps maintain the value of the Index
                                           as an accurate barometer of stock
                                           market performance and ensures that
                                           the movement of the Index does not
                                           reflect the corporate actions of
                                           individual companies in the Index.
                                           All Index Divisor adjustments are
                                           made after the close of trading and
                                           after the calculation of the closing
                                           value of the S&P 500 Index.  Some
                                           corporate actions, such as stock
                                           splits and stock dividends, require
                                           simple changes in the common shares
                                           outstanding and the stock prices of
                                           the companies in the Index and do not
                                           require Index Divisor adjustments.

                                           The table below summarizes the types
                                           of S&P 500 Index maintenance
                                           adjustments and indicates whether or
                                           not an Index Divisor adjustment is
                                           required.

                                                             Divisor
        Type of                                             Adjustment
    Corporate Action             Adjustment Factor           Required
--------------------------  ---------------------------    -------------
Stock split                 Shares Outstanding                  No
     (i.e. 2x1)             multiplied by 2;
                            Stock Price divided by 2

Share issuance              Shares Outstanding plus            Yes
     (i.e. Change > 5%)     newly issued Shares

Share repurchase            Shares Outstanding minus           Yes
     (i.e. Change > 5%)     Repurchased Shares

Special cash                Share Price minus Special          Yes
dividends                   Dividend

Company change              Add new company Market             Yes
                            Value minus old company
                            Market Value

Rights offering             Price of parent company            Yes
                            minus

                            Price of Rights
                            ---------------
                              Right Ratio

Spinoffs                    Price of parent company            Yes
                            minus

                             Price of Spinoff Co.
                            ---------------------
                            Share Exchange Ratio


                                           Stock splits and stock dividends do
                                           not affect the Index Divisor of the
                                           S&P 500 Index, because following a
                                           split or dividend both the stock
                                           price and number of shares
                                           outstanding are adjusted by S&P so
                                           that there is no change in the Market
                                           Value of the Component Stock.  All
                                           stock split and dividend adjustments
                                           are made after the close of trading
                                           on the day before the ex-date.

                                           Each of the corporate events
                                           exemplified in the table requiring an
                                           adjustment to the Index Divisor has
                                           the effect of altering the Market
                                           Value of the Component Stock and
                                           consequently of altering the
                                           aggregate Market Value of the
                                           Component Stocks (the "Post-Event
                                           Aggregate Market Value").  In order
                                           that the level of the Index (the
                                           "Pre-Event Index Value") not be
                                           affected by the altered Market Value
                                           (whether increase or decrease) of the
                                           affected Component Stock, a new Index
                                           Divisor ("New Divisor") is derived as
                                           follows:


         Post-Event Aggregate Market Value
         ---------------------------------    = Pre-Event Index Value
                   New Divisor


         New Divisor = Post-Event Aggregate Market Value
                       ---------------------------------
                            Pre-Event Index Value

                                           A large part of the S&P 500 Index
                                           maintenance process involves tracking
                                           the changes in the number of shares
                                           outstanding of each of the S&P 500
                                           Index companies.  Four times a year,
                                           on a Friday close to the end of each
                                           calendar quarter, the share totals of
                                           companies in the Index are updated as
                                           required by any changes in the number
                                           of shares outstanding.  After the
                                           totals are updated, the Index Divisor
                                           is adjusted to compensate for the net
                                           change in the total Market Value of
                                           the Index.  In addition, any changes
                                           over 5% in the current common shares
                                           outstanding for the S&P 500 Index
                                           companies are carefully reviewed on a
                                           weekly basis, and when appropriate,
                                           an immediate adjustment is made to
                                           the Index Divisor.

                                           The following table sets forth the
                                           high and low daily closing values, as
                                           well as end-of-quarter values, of the
                                           S&P 500 Index for each quarter in the
                                           period from January 1, 1993 through
                                           May 14, 1998.  All historical data
                                           presented in the following table are
                                           based on actual data from the S&P.
                                           The historical values of the S&P 500
                                           Index should not be taken as an
                                           indication of future performance, and
                                           no assurance can be given as to the
                                           level of the S&P 500 Index as of any
                                           Determination Date.

                           Daily Closing Values in U.S. Dollars
                           ------------------------------------
                                                          End of
                             High            Low         Quarter
                         -----------    ------------   ------------
1993:
  First Quarter..........   456.34      429.05          451.67
  Second Quarter.........   453.85      433.54          450.53
  Third Quarter..........   463.56      441.43          458.93
  Fourth Quarter.........   470.94      457.48          466.45
1994:
  First Quarter..........   482.00      445.55          445.76
  Second Quarter.........   462.37      438.92          444.27
  Third Quarter..........   476.07      446.13          462.71
  Fourth Quarter.........   473.77      445.45          459.27
1995:
  First Quarter..........   503.90      459.11          500.71
  Second Quarter.........   551.07      501.85          544.75
  Third Quarter..........   586.77      547.09          584.41
  Fourth Quarter.........   621.69      576.72          615.93
1996:
  First Quarter..........   661.45      598.48          645.50
  Second Quarter.........   678.51      631.18          670.63
  Third Quarter..........   687.31      626.65          687.31
  Fourth Quarter.........   757.03      689.08          740.74
1997:
  First Quarter..........   816.29      737.01          757.12
  Second Quarter.........   898.70      737.65          885.14
  Third Quarter..........   960.32      891.03          947.28
  Fourth Quarter.........   983.79      876.98          970.43
1998:
  1st Quarter............  1105.65      927.69         1101.75
  2nd Quarter (through
  May 14, 1998)..........  1130.54     1085.11         1117.37

 (Source: DataStream)

                                           MIB 30 Index

                                           The MIB 30 Index measures the
                                           performance of the 30 largest and
                                           most actively traded stocks listed on
                                           the Italian Stock Exchange. The MIB
                                           30 Index is calculated by the CED
                                           Borsa for the Italian Stock Exchange
                                           Council and is disseminated daily on
                                           Bloomberg Financial Markets, Reuters
                                           Limited and The Financial Times
                                           Limited.   Publication of the MIB 30
                                           Index began in 1993 based on an
                                           initial MIB 30 Index value of 10,000
                                           on December 31, 1992.   Until October
                                           14, 1994, the historical series of
                                           the MIB 30 Index was determined using
                                           the BCI Comit 30 Index methodology.

                                           The 30 stocks included in the MIB 30
                                           Index (the "Underlying Securities")
                                           are selected twice a year based on
                                           the average market value and average
                                           trading volume of each Underlying
                                           Security over the preceding 6 months.
                                           In selecting the Underlying
                                           Securities, the Italian Stock
                                           Exchange Council identifies those
                                           companies with the highest market
                                           capitalization by evaluating the
                                           liquidity of each company relative to
                                           the liquidity of the market as a
                                           whole.  As part of this selection
                                           process, a stock which, at the time
                                           of such selection, meets the average
                                           market value and average trading
                                           volume requirements may nonetheless
                                           be excluded from the MIB 30 Index if
                                           such stock (i) has not traded
                                           officially for a significant period
                                           of time, (ii) is not likely to meet
                                           all requirements for inclusion for
                                           the entire period before the next
                                           recomposition, (iii) has a ratio of
                                           average market value to average
                                           trading volume that exceeds 10,000
                                           (i.e., stocks with a high market
                                           value and low trading volume) or (iv)
                                           is issued by the same company as an
                                           Underlying Security that is already
                                           included in the MIB 30 Index.  In
                                           addition, an Underlying Security may
                                           be excluded from the MIB 30 Index,
                                           other than on the yearly
                                           recomposition date, if there is a
                                           cancellation or suspension for more
                                           than 20 trading days of official
                                           trading in the Underlying Security,
                                           or any other event which makes it
                                           reasonably certain that the
                                           Underlying Security has lost
                                           liquidity or market value. The five
                                           largest companies in the MIB 30 Index
                                           are Eni, Telecom Italia, Telecom
                                           Italia Mobile, Generali and Fiat,
                                           which together represent
                                           approximately 51.24% of the index as
                                           a whole.  A current list of the 30
                                           Underlying Securities, as of May 14,
                                           1998, is set forth below:

Company                                                     Weight
-------                                                  -----------
Alleanza Assicura....................................        2.40%
Assic Generali.......................................        8.99%
Banca Commerciale Italiana...........................        2.85%
Banca di Roma........................................        3.13%
Banca Fideuram SpA...................................        1.57%
Banca Intesa SpA.....................................        2.52%
Banca Pop di Milano..................................        0.71%
Benetton Group SpA...................................        1.09%
Compart SpA..........................................        0.76%
Credito Italiano.....................................        4.24%
Edison...............................................        1.55%
Eni..................................................       15.62%
Fiat SpA.............................................        4.59%
Holding di Partecipazioni Industriali ...............        0.62%
Ina .................................................        3.40%
Istituto Bancario San Paolo di Torino SpA............        3.78%
Istituto Mobiliare Italiano SpA......................        3.00%
Italgas..............................................        0.89%
La Fondiaria.........................................        0.71%
Mediaset.............................................        2.19%
Mediobanca...........................................        2.10%
Montedison...........................................        1.91%
Olivetti.............................................        1.12%
Parmalat Finanz......................................        0.93%
Pirelli SpA..........................................        1.81%
Ras..................................................        1.86%
Rolo Banca...........................................        2.88%
Saipem...............................................        0.76%
Telecom Italia Mobile................................       10.92%
Telecom Italia.......................................       11.12%


                                           (Source: Italian Stock Exchange)

                                           The MIB 30 Index is calculated by (i)
                                           multiplying, for each Underlying
                                           Security, the opening market price
                                           per share on the semi-annual
                                           selection day for the MIB 30 Index
                                           (the "Base Price") by the number of
                                           outstanding shares published in the
                                           Listino Ufficial of the Italian Stock
                                           Exchange three working days before
                                           such semi-annual selection day (the
                                           "Base Number of Shares"), (ii)
                                           multiplying, for each Underlying
                                           Security, the product obtained in (i)
                                           above by a ratio, the numerator of
                                           which is the current market price per
                                           share and the denominator of which is
                                           the Base Price, (iii) calculating the
                                           sum of the products obtained for each
                                           Underlying Security in (ii) above,
                                           (iv) dividing such sum by the
                                           aggregate market value of the
                                           Underlying Securities on such
                                           semi-annual selection day,
                                           represented by the sum of the
                                           products obtained by multiplying, for
                                           each Underlying Security, the Base
                                           Price by the Base Number of Shares
                                           and (v) multiplying the result by a
                                           Base Index of 10,000.  At every
                                           semi-annual revision of the
                                           composition of the MIB 30 Index, the
                                           Italian Stock Exchange Council
                                           maintains the continuity of the MIB
                                           30 Index by chain-linking the last
                                           value of the old index with the first
                                           value of the index as revised.

                                           In the event of capital increases by
                                           issuers of the Underlying Securities,
                                           the calculation described above will
                                           apply an adjustment coefficient, as
                                           described below, to the Base Price of
                                           the affected Underlying Security.
                                           Upon such an event, a theoretical
                                           adjusted price per share will be
                                           determined for the affected
                                           Underlying Security according to the
                                           rules of financial parity established
                                           by the Italian Association of
                                           Financial Analysts. The adjustment
                                           coefficient will be determined as the
                                           ratio of the theoretical adjusted
                                           price per share and the market price
                                           per share on the day preceding the
                                           capital increase. The Base Price will
                                           then be multiplied by the adjustment
                                           coefficient to produce an adjusted
                                           base price, which will then replace
                                           the Base Price in the calculation
                                           described above.  In addition,
                                           because the MIB 30 Index is a fixed
                                           weight index during the periods
                                           between the dates of selection, the
                                           adjustment to the Base Price is
                                           balanced by a corresponding
                                           adjustment to the Base Number of
                                           Shares.  The Base Number of Shares
                                           will be multiplied by the reciprocal
                                           of the adjustment coefficient to
                                           produce the adjusted base number of
                                           shares, which will then replace the
                                           Base Number of Shares in the
                                           calculation described above.

                                           The following table sets forth the
                                           high and low daily closing values, as
                                           well as end-of-quarter closing
                                           values, of the MIB 30 Index for each
                                           quarter in the period from January 1,
                                           1993 through May 14, 1998.  The
                                           historical values of the MIB 30 Index
                                           should not be taken as an indication
                                           of future performance, and no
                                           assurance can be given as to the
                                           level of the MIB 30 Index as of any
                                           Determination Day.

                                   Daily Closing Values In Italian Lira
                            -------------------------------------------------
                              High           Low          Period End
                            --------       -------        ----------
1993
  1st Quarter.............  12,354         10,000         10,781
  2nd Quarter.............  12,967         10,784         12,645
  3rd Quarter.............  15,089         12,571         14,177
  4th Quarter.............  14,606         12,015         14,560
1994
  1st Quarter.............  16,847         13,793         16,847
  2nd Quarter.............  18,836         15,366         16,030
  3rd Quarter.............  17,100         14,908         15,829
  4th Quarter.............  15,829         13,164         14,748
1995
  1st Quarter.............  15,847         13,481         13,856
  2nd Quarter.............  15,669         13,661         14,415
  3rd Quarter.............  15,895         14,252         14,674
  4th Quarter.............  14,674         13,094         14,132
1996
  1st Quarter.............  15,144         13,397         13,628
  2nd Quarter.............  15,985         13,600         15,721
  3rd Quarter.............  15,836         13,767         15,347
  4th Quarter.............  15,791         14,399         15,697
1997
  1st Quarter.............  19,102         15,574         17,461
  2nd Quarter.............  20,485         17,124         19,987
  3rd Quarter.............  24,286         20,509         23,874
  4th Quarter.............  24,942         21,217         24,942
1998
  1st Quarter.............  34,570         25,484         34,570
  2nd Quarter (through
     May 14, 1998)........  34,516         31,669         34,516

    (Source: DataStream)

                                           Nikkei 225 Index

                                           The Nikkei 225 Index is a stock index
                                           calculated, published and
                                           disseminated by NKS that measures the
                                           composite price performance of
                                           selected Japanese stocks.  The Nikkei
                                           225 Index currently is based on 225
                                           highly capitalized underlying stocks
                                           (the "Underlying Stocks") trading on
                                           the TSE representing a broad
                                           cross-section of Japanese industries.
                                           All 225 Underlying Stocks are stocks
                                           listed in the First Section of the
                                           TSE.  Stocks listed in the First
                                           Section are among the most actively
                                           traded stocks on the TSE.

                                           The Nikkei 225 Index is a modified,
                                           price-weighted index (i.e., an
                                           Underlying Stock's weight in the
                                           index is based on its price per share
                                           rather than the total market
                                           capitalization of the issuer) which
                                           is calculated by (i) multiplying the
                                           per share price of each Underlying
                                           Stock by the corresponding weighting
                                           factor for such Underlying Stock (a
                                           "Weight Factor"), (ii) calculating
                                           the sum of all these products and
                                           (iii) dividing such sum by a divisor
                                           (the "Divisor").  The Divisor,
                                           initially set in 1949 at 225, was 225
                                           as of May 14, 1998 and is subject to
                                           periodic adjustments as set forth
                                           below.  Each Weight Factor is
                                           computed by dividing Yen50 by the par
                                           value of the relevant Underlying
                                           Stock, so that the share price of
                                           each Underlying Stock when multiplied
                                           by its Weight Factor corresponds to a
                                           share price based on a uniform par
                                           value of Yen50.  The stock prices
                                           used in the calculation of the Nikkei
                                           225 Index are those reported by a
                                           primary market for the Underlying
                                           Stocks (currently the TSE).  The
                                           level of the Nikkei 225 Index is
                                           calculated once per minute during TSE
                                           trading hours.

                                           In order to maintain continuity in
                                           the Nikkei 225 Index in the event of
                                           certain changes due to non-market
                                           factors affecting the Underlying
                                           Stocks, such as the addition or
                                           deletion of stocks, substitution of
                                           stocks, stock splits or distributions
                                           of assets to stockholders, the
                                           Divisor used in calculating the
                                           Nikkei 225 Index is adjusted in a
                                           manner designed to prevent any
                                           instantaneous change or discontinuity
                                           in the level of the Nikkei 225 Index.
                                           Thereafter, the Divisor remains at
                                           the new value until a further
                                           adjustment is necessary as the result
                                           of another change. As a result of
                                           such change affecting any Underlying
                                           Stock, the Divisor is adjusted in
                                           such a way that the sum of all share
                                           prices immediately after such change
                                           multiplied by the applicable Weight
                                           Factor and divided by the new Divisor
                                           (i.e., the level of the Nikkei 225
                                           Index immediately after such change)
                                           will equal the level of the Nikkei
                                           225 Index immediately prior to the
                                           change.

                                           An Underlying Stock may be deleted or
                                           added by NKS.  Any stock becoming
                                           ineligible for listing in the First
                                           Section of the TSE due to any of the
                                           following reasons will be deleted
                                           from the Underlying Stocks:  (i)
                                           bankruptcy of the issuer, (ii) merger
                                           of the issuer with, or acquisition of
                                           the issuer by, another company, (iii)
                                           delisting of such stock, (iv)
                                           transfer of such stock to the
                                           "Seiri-Post" because of excess debt
                                           of the issuer or because of any other
                                           reason or (v) transfer of such stock
                                           to the Second Section. In addition,
                                           Underlying Stocks with relatively low
                                           liquidity, based on trading volume
                                           and price fluctuation over the past
                                           ten years, may be deleted by NKS
                                           subject to a maximum of six such
                                           deletions by reason of low liquidity
                                           per year.  Upon deletion of a stock
                                           from the Underlying Stocks, NKS will
                                           select a suitable replacement for
                                           such deleted Underlying Stock in
                                           accordance with certain criteria.  In
                                           an exceptional case, a newly listed
                                           stock in the First Section of the TSE
                                           that is recognized by NKS to be
                                           representative of a market may be
                                           added to the Underlying Stocks.  In
                                           such a case, an existing Underlying
                                           Stock with low trading volume and not
                                           representative of a market will be
                                           deleted by NKS.

                                           A list of the issuers of the
                                           Underlying Stocks constituting the
                                           Nikkei 225 Index is available from
                                           the Nikkei Economic Electronic
                                           Databank System and from the Stock
                                           Market Indices Data Book published by
                                           NKS.  NKS may delete, add or
                                           substitute any stock underlying the
                                           Nikkei 225 Index.

                                           NKS first calculated and published
                                           the Nikkei 225 Index in 1970.  The
                                           following table sets forth the high,
                                           the low and the closing values of the
                                           Nikkei 225 Index for each quarter in
                                           the period from January 1, 1993
                                           through May 14, 1998, as published by
                                           NKS. The historical performance of
                                           the Nikkei 225 Index should not be
                                           taken as an indication of future
                                           performance, and no assurance can be
                                           given that such performance, taken
                                           together with the performance of the
                                           Basket Stocks, will cause the holders
                                           of the Notes to receive any
                                           Supplemental Redemption Amount under
                                           the formula for determining such
                                           Supplemental Redemption Amount.

                                               Nikkei 225
                                              Values in Yen
                                ----------------------------------------
                                   High            Low           Close
                                -----------    -----------    ----------
1993
  First Quarter.............    19,048.38      16,287.45      18,591.45
  Second Quarter............    21,076.00      19,099.09      19,590.00
  Third Quarter.............    21,148.11      19,621.46      20,105.71
  Fourth Quarter............    20,500.25      16,078.71      17,417.24
1994
  First Quarter.............    20,677.77      17,369.74      19,111.92
  Second Quarter............    21,552.81      19,122.22      20,643.93
  Third Quarter.............    20,862.77      19,468.89      19,563.81
  Fourth Quarter............    20,148.83      18,666.93      19,723.06
1995
  First Quarter.............    19,684.04      15,749.77      16,139.95
  Second Quarter............    17,103.69      14,507.17      14,517.40
  Third Quarter.............    18,758.55      14,485.41      17,913.06
  Fourth Quarter............    20,011.76      17,337.19      19,868.15
1996
  First Quarter.............    21,406.85      19,734.70      21,406.85
  Second Quarter............    22,666.80      21,171.82      22,530.75
  Third Quarter.............    22,455.50      20,107.15      21,556.40
  Fourth Quarter............    21,612.30      19,161.77      19,361.35
1997:
  First Quarter.............    19,446.00      17,303.77      18,003.40
  Second Quarter............    20,681.07      17,485.75      20,604.96
  Third Quarter.............    17,887.71      17,683.27      17,887.71
  Fourth Quarter............    17,842.16      14,775.22      15,258.74
1998:
  First Quarter.............    17,264.34      14,664.44      16,263.04
  Second Quarter (through
      May 14, 1998).........    16,536.66      15,143.03      15,307.69


                                 Source: Bloomberg

Discontinuance of Underlying Indices;
Adjustments to Underlying Indices:.......  If an Underlying Index Publisher
                                           discontinues publication of an
                                           Underlying Index and such Underlying
                                           Index Publisher or another entity
                                           publishes a successor or substitute
                                           index that the Calculation Agent
                                           determines, in its sole discretion,
                                           to be comparable to the discontinued
                                           Underlying Index (such index being
                                           referred to herein as a "Successor
                                           Index"), then the relevant Index
                                           Closing Value for such Underlying
                                           Index will be determined by reference
                                           to the value of such Successor Index
                                           at the close of trading on the
                                           relevant exchange or market for the
                                           Successor Index on the Determination
                                           Dates.

                                           Upon any selection by the Calculation
                                           Agent of a Successor Index, the
                                           Calculation Agent will cause written
                                           notice thereof to be furnished to the
                                           Trustee, to the Company and to the
                                           holders of the Notes within three
                                           Trading Days of such selection.

                                           If an Underlying Index Publisher
                                           discontinues publication of an
                                           Underlying Index prior to, and such
                                           discontinuance is continuing on, any
                                           of the Determination Dates and the
                                           Calculation Agent determines that no
                                           Successor Index is available at such
                                           time, then on each Determination Date
                                           until a determination by the
                                           Calculation Agent that a Successor
                                           Index is available, the Calculation
                                           Agent will determine the Index
                                           Closing Value of such Underlying
                                           Index that would be used in computing
                                           the Supplemental Redemption Amount on
                                           each Determination Date.  The Index
                                           Closing Value of such Underlying
                                           Index will be computed by the
                                           Calculation Agent in accordance with
                                           the formula for and method of
                                           calculating such Underlying Index
                                           last in effect prior to such
                                           discontinuance, using the closing
                                           price (or, if trading in the relevant
                                           securities has been materially
                                           suspended or materially limited, its
                                           good faith estimate of the closing
                                           price that would have prevailed but
                                           for such suspension or limitation) on
                                           such Determination Date of each
                                           security most recently comprising
                                           such Underlying Index.  The
                                           Calculation Agent will cause notice
                                           of each such Index Closing Value to
                                           be provided to the holders of the
                                           Notes on each succeeding
                                           Determination Date until and
                                           including March 30, 2000 (unless a
                                           Successor Index is prior thereto
                                           determined to be available).
                                           Notwithstanding these alternative
                                           arrangements, discontinuance of the
                                           publication of an Underlying Index
                                           may adversely affect the value of the
                                           Notes.

                                           If at any time the method of
                                           calculating an Underlying Index
                                           or a Successor Index, or the
                                           value thereof, is changed in a
                                           material respect, or if an
                                           Underlying Index or a Successor
                                           Index is in any other way
                                           modified so that such index does
                                           not, in the opinion of the
                                           Calculation Agent, fairly
                                           represent the value of such
                                           Underlying Index or such
                                           Successor Index had such changes
                                           or modifications not been made,
                                           then, from and after such time,
                                           the Calculation Agent will, at
                                           the close of business in London
                                           (or after the close of business
                                           in New York, in the case of a
                                           calculation related to the S&P
                                           500 Index) on each Determination
                                           Date on which an Index Closing
                                           Value is to be calculated, make
                                           such calculations and
                                           adjustments as, in the good
                                           faith judgment of the
                                           Calculation Agent, may be
                                           necessary in order to arrive at
                                           a value of a stock index
                                           comparable to such Underlying
                                           Index or such Successor Index,
                                           as the case may be, as if such
                                           changes or modifications had not
                                           been made, and calculate the
                                           Supplemental Redemption Amount
                                           with reference to such
                                           Underlying Index or such
                                           Successor Index, as adjusted.
                                           Accordingly, if the method of
                                           calculating an Underlying Index
                                           or a Successor Index is modified
                                           so that the value of such index
                                           is a fraction of what it would
                                           have been if it had not been
                                           modified (e.g., due to a split
                                           in the index), then the
                                           Calculation Agent will adjust
                                           such index in order to arrive at
                                           a value of such Underlying Index
                                           such Successor Index as if it
                                           had not been modified (e.g., as
                                           if such split had not occurred).

Use of Proceeds and Hedging:.............  The net proceeds to be received by the Company from the sale of the
                                           Notes will be used for general
                                           corporate purposes and, in part, by
                                           the Company or one or more of its
                                           affiliates in connection with
                                           hedging the Company's
                                           obligations under the Notes,
                                           including hedging market risks
                                           associated with the Supplemental
                                           Redemption Amount.  On or near
                                           the date of this Pricing
                                           Supplement, the Company, through
                                           its subsidiaries or others,
                                           hedged its anticipated exposure
                                           in connection with the Notes by
                                           taking positions in exchange
                                           traded or over the counter
                                           options on the S&P 500 Index,
                                           the MIB 30 Index, or the Nikkei
                                           225 Index or individual stocks
                                           included in the S&P 500 Index,
                                           the MIB 30 Index, or the Nikkei
                                           225 Index, futures contracts on
                                           the S&P 500 Index, the MIB 30
                                           Index, or the Nikkei 225 Index
                                           and options on such futures
                                           contracts or any other
                                           instruments that it used in
                                           connection with such hedging.
                                           The Company, through its
                                           subsidiaries, is likely to
                                           modify its hedge position
                                           throughout the life of the
                                           Notes, including on the
                                           Determination Dates, by
                                           purchasing and selling such
                                           instruments.  Although the
                                           Company has no reason to believe
                                           that its hedging activity will
                                           have a material impact on the
                                           price of such options, stocks,
                                           futures contracts, and options
                                           on futures contracts, there can
                                           be no assurance that the Company
                                           will not affect such prices as a
                                           result of its hedging
                                           activities.  See also "Use of
                                           Proceeds" in the accompanying
                                           Prospectus.

License Agreements.......................  License Agreement for the S&P 500
                                           Index

                                           S&P and Morgan Stanley & Co.
                                           Incorporated ("MS & Co.") have
                                           entered into a non-exclusive license
                                           agreement providing for the license
                                           to MS & Co., and any of its
                                           affiliated or subsidiary companies,
                                           in exchange for a fee, of the right
                                           to use the S&P 500 Index, which is
                                           owned and published by S&P, in
                                           connection with certain securities,
                                           including the Notes.

                                           The license agreement between S&P and
                                           MS & Co. provides that the following
                                           language must be set forth in this
                                           Pricing Supplement:

                                           The Notes are not sponsored,
                                           endorsed, sold or promoted by S&P.
                                           S&P makes no representation or
                                           warranty, express or implied, to the
                                           holders of the Notes or any member of
                                           the public regarding the advisability
                                           of investing in securities generally
                                           or in the Notes particularly or the
                                           ability of the S&P 500 Index to track
                                           general stock market performance.
                                           S&P's only relationship to the
                                           Company is the licensing of certain
                                           trademarks and trade names of S&P and
                                           of the S&P 500 Index, which is
                                           determined, composed and calculated
                                           by S&P without regard to the Company
                                           or the Notes. S&P has no obligation
                                           to take the needs of the Company or
                                           the holders of the Notes into
                                           consideration in determining,
                                           composing or calculating the S&P 500
                                           Index.  S&P is not responsible for
                                           and has not participated in the
                                           determination of the timing of,
                                           prices at, or quantities of the Notes
                                           to be issued or in the determination
                                           or calculation of the equation by
                                           which the Notes are to be converted
                                           into cash.  S&P has no obligation or
                                           liability in connection with the
                                           administration, marketing or trading
                                           of the Notes.

                                           S&P DOES NOT GUARANTEE THE ACCURACY
                                           AND/OR THE COMPLETENESS OF THE S&P
                                           500 INDEX OR ANY DATA INCLUDED
                                           THEREIN.  S&P MAKES NO WARRANTY,
                                           EXPRESS OR IMPLIED, AS TO RESULTS TO
                                           BE OBTAINED BY THE COMPANY, HOLDERS
                                           OF THE NOTES, OR ANY OTHER PERSON OR
                                           ENTITY FROM THE USE OF THE S&P INDEX
                                           OR ANY DATA INCLUDED THEREIN IN
                                           CONNECTION WITH THE RIGHTS LICENSED
                                           UNDER THE LICENSE AGREEMENT DESCRIBED
                                           HEREIN OR FOR ANY OTHER USE.  S&P
                                           MAKES NO EXPRESS OR IMPLIED
                                           WARRANTIES, AND HEREBY EXPRESSLY
                                           DISCLAIMS ALL WARRANTIES OF
                                           MERCHANTABILITY OR FITNESS FOR A
                                           PARTICULAR PURPOSE OR USE WITH
                                           RESPECT TO THE S&P 500 INDEX OR ANY
                                           DATA INCLUDED THEREIN.  WITHOUT
                                           LIMITING ANY OF THE FOREGOING, IN NO
                                           EVENT SHALL S&P HAVE ANY LIABILITY
                                           FOR ANY SPECIAL, PUNITIVE, INDIRECT
                                           OR CONSEQUENTIAL DAMAGES (INCLUDING
                                           LOST PROFITS), EVEN IF NOTIFIED OF
                                           THE POSSIBILITY OF SUCH DAMAGES.

                                           "Standard & Poor's[Registered]",
                                           "S&P[Registered]", "S&P
                                           500[Registered]", "Standard & Poor's
                                           500," and "500" are trademarks of
                                           McGraw-Hill, Inc. and have been
                                           licensed for use by MS & Co.

                                           License Agreement for the MIB 30
                                           Index

                                           The Italian Stock Exchange Council
                                           and the Company have entered into a
                                           non-exclusive license agreement
                                           providing for the license to the
                                           Company, in exchange for a fee, of
                                           the right to use the MIB 30 Index,
                                           which is owned and published by the
                                           Italian Stock Exchange Council, in
                                           connection with certain securities,
                                           including the Notes.  The Company,
                                           the Calculation Agent and the Trustee
                                           disclaim all responsibility for the
                                           calculation or other maintenance of
                                           or any adjustments to the MIB 30
                                           Index.  In addition, the Italian
                                           Stock Exchange Council has no
                                           relationship to the Company or the
                                           Notes; it does not sponsor, endorse,
                                           authorize, sell or promote the Notes,
                                           and has no obligation or liability in
                                           connection with the administration,
                                           marketing or trading of the Notes or
                                           with the calculation of the Index
                                           Closing Values for any Determination
                                           Date or the Supplemental Redemption
                                           Amount.

United States Federal Taxation...........  The investor should refer to the discussion under "United States
                                           Federal Taxation" in the accompanying
                                           Prospectus Supplement.